March 2023

Preliminary Terms No. 8,447

Registration Statement Nos. 333-250103; 333-250103-01

Dated March 17, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Jump Securities with Auto-Callable Feature Based on the Performance of the iShares® MSCI EAFE ETF due April 5, 2028, With 1-Year Initial Non-Call Period

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the determination closing price on any of the quarterly determination dates is greater than or equal to the initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 9.05% per annum (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the initial share price, investors will receive a fixed positive return that will also correspond to a return of at least 9.05% per annum (to be determined on the pricing date), as set forth below. If the securities are not automatically redeemed prior to maturity and the final share price is less than the initial share price but greater than or equal to 80% of the initial share price, which we refer to as the downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level, investors will be exposed to the decline in the underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying shares close at or above the initial share price on a quarterly determination date or the final determination date, respectively, with no possibility of an early redemption until after the one-year non-call period and the limited protection against loss that applies only if the final share price is greater than or equal to the downside threshold level. Investors will not participate in any appreciation of the iShares® MSCI EAFE ETF. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley Finance LLC
Guarantor:		Morgan Stanley
Underlying shares:		Shares of the iShares® MSCI EAFE ETF (the “Fund”)
Aggregate principal amount:		$
Stated principal amount:		$10 per security
Issue price:		$10 per security
Pricing date:		March 31, 2023
Original issue date:		April 5, 2023 (3 business days after the pricing date)
Maturity date:		April 5, 2028
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial 1-year non-call period, if, on any quarterly determination date (other than the final determination date), beginning on April 8, 2024, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 9.05% per annum, to be determined on the pricing date) for each quarterly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. We also refer to March 31, 2028 as the final determination date.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Initial share price:		$ , which is the closing price of one underlying share on the pricing date
Final share price:		The determination closing price on the final determination date
Determination closing price:		The closing price of one underlying share on any determination date times the adjustment factor on such determination date
Adjustment factor:		1.0, subject to adjustment in the event of certain events affecting the underlying shares
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than or equal to the initial share price:

At least $14.525 (to be determined on the pricing date)

●If the final share price is less than the initial share price but is greater than or equal to the downside threshold level:

$10

●If the final share price is less than the downside threshold level:

$10 × share performance factor.

Under these circumstances, you will lose at least 20%, and possibly all, of your investment.

Downside threshold level:		$ , which is equal to 80% of the initial share price
Share performance factor:		Final share price divided by the initial share price
CUSIP:		61774U877
ISIN:		US61774U8779
Listing:		The securities will not be listed on any securities exchange.
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”) , an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $9.439 per security, or within $0.55 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10	$0.275(1)	$9.675
$0.05(2)
Total	$	$	$

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.275 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

(3)See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

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Principal at Risk Securities

Determination Dates, Early Redemption Dates and Early Redemption Payments

(Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $10 Security)
1st determination date:	April 8, 2024	1st early redemption date:	April 11, 2024	At least $10.905
2nd determination date:	July 1, 2024	2nd early redemption date:	July 5, 2024	At least $11.1313
3rd determination date:	September 30, 2024	3rd early redemption date:	October 3, 2024	At least $11.3575
4th determination date:	December 31, 2024	4th early redemption date:	January 6, 2025	At least $11.5838
5th determination date:	March 31, 2025	5th early redemption date:	April 3, 2025	At least $11.810
6th determination date:	June 30, 2025	6th early redemption date:	July 3, 2025	At least $12.0363
7th determination date:	September 30, 2025	7th early redemption date:	October 3, 2025	At least $12.2625
8th determination date:	December 31, 2025	8th early redemption date:	January 6, 2026	At least $12.4888
9th determination date:	March 31, 2026	9th early redemption date:	April 6, 2026	At least $12.715
10th determination date:	June 30, 2026	10th early redemption date:	July 6, 2026	At least $12.9413
11th determination date:	September 30, 2026	11th early redemption date:	October 5, 2026	At least $13.1675
12th determination date:	December 31, 2026	12th early redemption date:	January 6, 2027	At least $13.3938
13th determination date:	March 31, 2027	13th early redemption date:	April 5, 2027	At least $13.620
14th determination date:	June 30, 2027	14th early redemption date:	July 6, 2027	At least $13.8463
15th determination date:	September 30, 2027	15th early redemption date:	October 5, 2027	At least $14.0725
16th determination date:	December 31, 2027	16th early redemption date:	January 5, 2028	At least $14.2988
Final determination date:	March 31, 2028	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 9.05% per annum.

March 2023 Page 2

Morgan Stanley Finance LLC

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Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

Jump Securities with Auto-Callable Feature Based on the Performance of the iShares® MSCI EAFE ETF due April 5, 2028, With 1-Year Initial Non-Call Period (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, beginning after one year, the securities will be automatically redeemed if the determination closing price on any quarterly determination date is greater than or equal to the initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 9.05% per annum (to be determined on the pricing date), as described below. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the initial share price, investors will receive a fixed positive return that will also correspond to a return of at least 9.05% per annum (to be determined on the pricing date), as set forth below. If the final share price is less than the initial share price but greater than or equal to the downside threshold level, which is 80% of the initial share price, investors will receive the stated principal of $10. However, if the final share price is less than the downside threshold level, investors will be exposed to the decline in the underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	5 years
Automatic early redemption (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if, on any quarterly determination date, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 9.05% per annum) for each quarterly determination date, as follows*:

●1st determination date:    At least $10.905

●2nd determination date:     At least $11.1313

●3rd determination date:    At least $11.3575

●4th determination date:    At least $11.5838

●5th determination date:    At least $11.810

●6th determination date:    At least $12.0363

●7th determination date:    At least $12.2625

●8th determination date:    At least $12.4888

●9th determination date:    At least $12.715

●10th determination date:    At least $12.9413

●11th determination date:    At least $13.1675

●12th determination date:    At least $13.3938

●13th determination date:    At least $13.620

●14th determination date:    At least $13.8463

●15th determination date:    At least $14.0725

●16th determination date:     At least $14.2988

* The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

March 2023 Page 3

Morgan Stanley Finance LLC

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Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than or equal to the initial share price:

At least $14.525 (to be determined on the pricing date)

●If the final share price is less than the initial share price but greater than or equal to the downside threshold level:

$10

●If the final share price is less than the downside threshold level:

$10 × share performance factor

If the final share price is less than the downside threshold level, investors will be fully exposed to the negative performance of the underlying shares and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

March 2023 Page 4

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The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $10. We estimate that the value of each security on the pricing date will be approximately $9.439, or within $0.55 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

March 2023 Page 5

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Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of at least 9.05% per annum, to be determined on the pricing date) if the determination closing price on any quarterly determination date is greater than or equal to the initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the underlying shares close at or above the initial share price on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of at least 9.05% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the underlying shares close below the initial share price on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying shares close at or above the initial share price. At maturity, investors will receive a cash payment equal to at least $14.525 per stated principal amount, corresponding to a return of at least 9.05% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that the underlying shares close below the initial share price on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying shares close below the initial share price but at or above the downside threshold level of 80% of the initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $10.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a significant loss of principal at maturity

This scenario assumes that the underlying shares close below the initial share price on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying shares close below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

March 2023 Page 6

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price on each of the quarterly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the determination closing price on the final determination date. The actual initial share price, downside threshold level and early redemption payment amounts will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Share Price:	$70.00
Hypothetical Downside Threshold Level:	$56.00, which is 80% of the hypothetical initial share price
Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.05% per annum) for each quarterly determination date (beginning after one year), as follows:

●1st determination date:    $10.905

●2nd determination date:     $11.1313

●3rd determination date:    $11.3575

●4th determination date:    $11.5838

●5th determination date:    $11.810

●6th determination date:    $12.0363

●7th determination date:    $12.2625

●8th determination date:    $12.4888

●9th determination date:    $12.715

●10th determination date:    $12.9413

●11th determination date:    $13.1675

●12th determination date:    $13.3938

●13th determination date:    $13.620

●14th determination date:    $13.8463

●15th determination date:    $14.0725

●16th determination date:     $14.2988

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than or equal to the initial share price:

$14.525 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final share price is less than the initial share price but greater than or equal to the downside threshold level:

$10

●If the final share price is less than the downside threshold level:

$10 × share performance factor

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10
Adjustment Factor:	1.0

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Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$60.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$85.00 (at or above the initial share price, securities are automatically redeemed)	$11.1313

In this example, the determination closing price on the first determination date is below the initial share price, and the determination closing price on the second determination date is at or above the initial share price. Therefore the securities are automatically redeemed on the second early redemption date. Investors will receive $11.1313 per security on the related early redemption date, corresponding to an annual return of approximately 9.05%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying shares.

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Payment at Maturity

In the following examples, the determination closing price on each of the quarterly determination dates (beginning after one year) is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final share price is at or above the initial share price

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$66.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$64.00 (below the initial share price, securities are not redeemed)	--
3rd Determination Date	$62.00 (below the initial share price, securities are not redeemed)	--
4th Determination Date	$60.00 (below the initial share price, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial share price, securities are not redeemed)	--
Final Determination Date	$126.00 (at or above the initial share price)	$14.525

In this example, the determination closing price is below the initial share price on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying shares have appreciated 80% from the hypothetical initial share price. At maturity, investors receive $14.525 per security, corresponding to an annual return of approximately 9.05%. However, investors do not participate in the appreciation of the underlying shares over the term of the securities.

Example 2 — the final share price is below the initial share price but at or above the downside threshold level

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$66.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$64.00 (below the initial share price, securities are not redeemed)	--
3rd Determination Date	$62.00 (below the initial share price, securities are not redeemed)	--
4th Determination Date	$60.00 (below the initial share price, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial share price, securities are not redeemed)	--
Final Determination Date	$62.00 (below the initial share price but at or above the downside threshold	$10

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level)

In this example, the determination closing price is below the initial share price on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price but at or above the downside threshold level, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $10 per security.

Example 3 — the final share price is below the downside threshold level

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$66.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$64.00 (below the initial share price, securities are not redeemed)	--
3rd Determination Date	$62.00 (below the initial share price, securities are not redeemed)	--
4th Determination Date	$60.00 (below the initial share price, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial share price, securities are not redeemed)	--
Final Determination Date	$35.00 (below the downside threshold level)	$10 × share performance factor = $10 × 50% = $5

In this example, the determination closing price is below the initial share price on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the downside threshold level, and accordingly, investors are fully exposed to the negative performance of the underlying shares over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $5 per security, representing a loss of 50% on your investment.

If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying shares, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor. In this case, the payment at maturity will be less than 80% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date, if the underlying shares close at or above the initial share price on any of the first sixteen determination dates, or to the fixed upside payment at maturity, if the securities have not been redeemed and the final share price is at or above the initial share price. You will not participate in any appreciation of the underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the closing price of the underlying shares on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the securities composing the The MSCI EAFE Index® (the “share underlying index”), ointerest and yield rates in the market,

othe time remaining until the securities mature,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the securities markets generally and which may affect the final share price of the underlying shares, othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of the iShares® MSCI EAFE ETF based on its historical performance. There can be no assurance that the closing value of the underlying shares will be at or above the initial share price on any of the quarterly determination dates (beginning after one year) or above the downside threshold level on the final determination date so that you do not suffer a significant loss on your initial investment in the securities. See “iShares® MSCI EAFE ETF Overview” below.

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The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “iShares® MSCI EAFE ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first one year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Not equivalent to investing in the underlying shares or the securities composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the securities that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than

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the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares as well as in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares or the stocks that constitute the share underlying index and other financial instruments related to the share underlying index and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, and (ii) the downside threshold level, which is the price at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative price performance of the underlying shares at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the downside threshold level, whether the securities will be redeemed on any early redemption date, the final share price, whether to make any adjustments to the adjustment factor and the payment you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor, may adversely affect the payout to you at maturity, if

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any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭The price of the underlying shares is subject to currency exchange risk. Because the price of the underlying shares is related to the U.S. dollar value of stocks underlying the MSCI EAFE Index®, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI EAFE Index®, the price of the underlying shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

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oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE Index® and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE Index® and the United States and other countries important to international trade and finance.

￭There are risks associated with investments in securities, such as the securities, linked to the value of foreign equity securities. The underlying shares track the performance of the MSCI EAFE Index®, which is linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the component securities of the underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of the underlying shares or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭Adjustments to the iShares® MSCI EAFE ETF or to the share underlying index could adversely affect the value of the securities. As the investment adviser to the iShares® MSCI EAFE Index®, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI EAFE Index®. MSCI may add, delete or substitute the stocks constituting the MSCI EAFE Index® or make other methodological changes that could change the value of the MSCI EAFE Index®. MSCI may discontinue or suspend calculation or publication of the MSCI EAFE Index® at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI EAFE Index® and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of the iShares® MSCI EAFE ETF, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the iShares® MSCI EAFE

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ETF. The iShares® MSCI EAFE ETF does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index.  Finally, because the shares of the Fund are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the final determination date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Fund. However, the calculation agent will not make an adjustment for every event that could affect the Fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the value of the securities.

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iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI EAFE ETF is accurate or complete.

Information as of market close on March 16, 2023:

Bloomberg Ticker Symbol:	EFA UP
Current Share Price:	$67.99
52 Weeks Ago:	$72.45
52 Week High (on 3/29/2022):	$75.15
52 Week Low (on 9/27/2022):	$55.54

The following graph shows the daily closing prices of the Fund for each day from January 1, 2018 through March 16, 2023. The associated table sets forth the published high and low closing prices of, as well as the end-of-quarter closing prices, of the Fund for each quarter from January 1, 2018 through March 16, 2023. The closing price of the Fund on March 16, 2023 was $67.99. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the price of the Fund at any time, including on the determination dates.

iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2018 to March 16, 2023

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iShares® MSCI EAFE ETF (CUSIP: 464287465)	High ($)	Low ($)	Period End ($)
2018
First Quarter	75.25	67.94	69.68
Second Quarter	71.90	66.35	66.97
Third Quarter	68.98	65.43	67.99
Fourth Quarter	68.07	56.89	58.78
2019
First Quarter	65.61	58.13	64.86
Second Quarter	66.99	63.40	65.73
Third Quarter	66.68	61.30	65.21
Fourth Quarter	69.66	63.25	69.44
2020
First Quarter	70.38	46.50	53.46
Second Quarter	64.65	50.90	60.87
Third Quarter	65.92	61.10	63.65
Fourth Quarter	73.52	61.39	72.96
2021
First Quarter	76.92	72.39	75.87
Second Quarter	81.95	76.86	78.88
Third Quarter	82.13	76.90	78.01
Fourth Quarter	81.83	76.40	78.68
2022
First Quarter	79.66	66.84	73.60
Second Quarter	74.59	61.48	62.49
Third Quarter	66.76	55.54	56.01
Fourth Quarter	67.79	55.71	65.64
2023
First Quarter (through March 16, 2023)	72.19	66.22	67.99

This document relates only to the securities offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

iShares® is a registered trademark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the

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securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE Index®. The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE Index®, see the information set forth under “MSCI EAFE Index®” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$10 per security and integral multiples thereof
Postponement of the maturity date and early redemption dates:

If any determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Share underlying index:	The MSCI EAFE Index®
Share underlying index publisher:	MSCI Inc. or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an

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Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying index listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, and (ii) the downside threshold level, which is the price at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative price performance of the underlying shares at maturity. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlying shares, options contracts relating to the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.275 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for

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providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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